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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                DECEMBER 16, 1996


                       COCA-COLA BOTTLING CO. CONSOLIDATED
             (Exact name of registrant as specified in its charter)


          Delaware                         0-9286                56-0950585
 (State or other jurisdiction     (Commission File Number)     (IRS Employer
      of incorporation)                                      Identification No.)



               1900 Rexford Road, Charlotte, North Carolina 28211
                (Address of principal executive offices Zip Code)


                                 (704) 551-4400
               Registrant's telephone number, including area code


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Item 5.  Other Events


On December 16, 1996, the Company issued the following press release:






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(Logo)
COCA-COLA BOTTLING CO. CONSOLIDATED                                NEWS RELEASE

MEDIA CONTACT:                       INVESTOR CONTACT:
Lauren C. Steele                     David V. Singer
Vice President, Corporate Affairs    Vice President, Chief Financial Officer
704-551-4551                         704-551-4604

FOR IMMEDIATE RELEASE                SYMBOL:  COKE
Monday, December 16, 1996            QUOTED:   The Nasdaq Stock Market
                                               (National Market)


            COCA-COLA BOTTLING CO. CONSOLIDATED ANNOUNCES PRELIMINARY
                      RESULTS OF DUTCH AUCTION SELF-TENDER


Charlotte, NC, December 16, 1996 -- Coca-Cola Bottling Co. Consolidated announced today that based on a preliminary count by the depositary for its "Dutch Auction" self-tender offer, the Company expects to purchase approximately 508,426 shares of its Common Stock (6.4% of all shares of Common Stock outstanding prior to commencement of the tender offer) from its stockholders at a price of $46.00 per share in accordance with the terms of the tender offer. The tender offer expired at 5:00 P.M., Eastern time, on Friday, December 13, 1996.

Pursuant to the terms of the tender offer, which commenced on November 14, 1996, the Company offered to purchase for cash up to 500,000 shares of Common Stock at a purchase price not greater than $47.50 nor less than $42.50 per share, net to the seller in cash. As permitted by the terms of the offer, the Company will increase the number of shares to be purchased by approximately 8,426 shares. This increase will enable the Company to purchase all shares tendered at $46.00 per share or less without proration. Shares tendered at prices greater than $46.00 per share (approximately 471,774 shares) will not be purchased.

The determination of the actual number of shares to be purchased and the final purchase price is subject to final confirmation of the proper delivery of all shares tendered and not withdrawn. Payment for the shares properly tendered and accepted for purchase will be made as soon as practicable. All shares tendered and not purchased will be returned promptly to the shareholders.

Prior to the purchase of shares pursuant to the tender offer, the Company had 7,974,559 shares of Common Stock and 1,319,862 shares of Class B Common Stock outstanding. Following the purchase of the shares pursuant to the tender offer, the Company will have approximately 7,466,133 shares of Common Stock and 1,319,862 shares of Class B Common Stock outstanding.

Coca-Cola Bottling Co. Consolidated, headquartered in Charlotte, NC, is the second-largest Coca-Cola bottler in the United States with annual revenues of more than $760 million. The Company operates in 12 southeastern states and has approximately 5,000 employees.

                                      -30-


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Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

 ..                               COCA-COLA BOTTLING CO. CONSOLIDATED
                                        (REGISTRANT)




Date: December 20, 1996      BY:            /s/ David V. Singer
                                --------------------------------------
                                                David V. Singer
                                Principal Financial Officer of the Registrant
                                                     and
                                  Vice President, Chief Financial Officer